Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 25, 2011, relating to the consolidated financial statements of NextEra Energy, Inc. and subsidiaries (NextEra Energy) (formerly FPL Group, Inc.) and Florida Power & Light Company and subsidiaries (FPL) and the effectiveness of NextEra Energy's and FPL's internal control over financial reporting, appearing in this Annual Report on Form 10-K of NextEra Energy and FPL for the year ended December 31, 2010:

NextEra Energy, Inc.		Florida Power & Light Company Trust I
Form S-8	No. 33-11631	Form S-3	No. 333-160987-06
Form S-8	No. 33-57673
Form S-8	No. 333-27079	Florida Power & Light Company Trust II
Form S-8	No. 333-88067	Form S-3	No. 333-160987-05
Form S-8	No. 333-114911
Form S-8	No. 333-116501	NextEra Energy Capital Holdings, Inc. (formerly FPL Group Capital Inc)
Form S-3	No. 333-125275	Form S-3	No. 333-160987-08
Form S-8	No. 333-125954
Form S-3	No. 333-129482	FPL Group Capital Trust II
Form S-8	No. 333-130479	Form S-3	No. 333-160987-04
Form S-3	No. 333-160987
Form S-8	No. 333-143739	FPL Group Capital Trust III
Form S-3	No. 333-159011	Form S-3	No. 333-160987-03

FPL Group Trust I
Form S-3	No. 333-160987-02

FPL Group Trust II
Form S-3	No. 333-160987-01

Florida Power & Light Company
Form S-3	No. 333-160987-07

DELOITTE & TOUCHE LLP

Miami, Florida
February 25, 2011